Exhibit 10.2

FORM OF ADVISORY CONSULTING AGREEMENT

ADVISORY CONSULTING AGREEMENT (the “Agreement”) dated as of December 12, 2018 (the “Agreement”) by and between [    ], a broker dealer registered with the Financial Industry Regulatory Authority (“FINRA”) (the “CONSULTANT”) and NEUROTROPE, INC., a publicly traded company incorporated in the State of Nevada (the “Company”).

WHEREAS, Neurotrope, Inc. intends to offer a Registered Direct offering of Units (the “Offering”) to certain investors (the “Purchasers”) to purchase (i) one (1) share of common stock, (the “Securities” or “Common Stock”), and (ii) warrants to purchase one (1) share of Common Stock of the Company (the “Warrants”), with a Purchase Price as set forth in the Securities Purchase Agreement (the “Purchase Price”). The Company intends to raise gross proceeds up to Twenty-Five Million Dollars ($25,000,000.00) (the “Offering Amount”), which may be increased at the sole discretion of the Company;

WHEREAS, Neurotrope, Inc. has engaged CONSULTANT and/or many of its current registered representatives since June 2013, acting as the placement agent for the identification of financing, providing strategic guidance for equity raises and providing support as requested.

WHEREAS, the Company desires to continue the relationship with CONSULTANT and to engage CONSULTANT as an Advisory Financial Consultant to provide services, including, but not limited to, identification of potential investors for the Offering and additional financial raises, structuring of potential investment raises, evaluating proposals by investment bankers, and CONSULTANT is willing to be engaged by the Company to provide such services, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and CONSULTANT agree as follows:

1.          Services. The Company hereby retains CONSULTANT as an advisory financial consultant, and CONSULTANT hereby agrees to make itself available to the Company, upon the terms and subject to the conditions contained herein. CONSULTANT will use its best efforts to introduce the Company to sources of capital, to commercial business partners and/or customers, to assist the Company as requested with proposed transactions and to use their best efforts to complete proposed transactions.

2.          Duties of CONSULTANT. During the Term (as hereinafter defined), CONSULTANT shall conduct a search of potential investors and/or business partners for introduction to the Company (the “Consultant Parties”) that would provide, including, but not limited to: (i) the Company with equity or debt financing (a “Financing” or “Securities”) and/or (ii) a contribution of cash, assets or resources to the Company, commercial business development, commercial sales contracts and any joint venture, partnership or other business combination to which the Company is or becomes a party (a “Contribution”), (iii) evaluate proposals by investment bankers, (iv) participate as placement agent in offering of equity or debt and (v) other services as requested by the Company.

3.          Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date written on page one of this Agreement (the “Effective Date”) and shall continue for a period through December 31, 2020 unless renewed by the parties or upon termination of this Agreement as provided herein (the “Term”).

4.       Consulting Fee. The Company agrees to pay CONSULTANT an advisory consulting fee totaling [ ] Hundred Thousand Dollars ($[ ]) for the Term by same day wire transfer to the bank designated by CONSULTANT. In addition, the Company agrees to pay the reasonable legal fees of CONSULTANT’s counsel not in excess of $25,000.

Also, at the closing of the Offering, the Company will deliver to CONSULTANT (or its designees), warrants to purchase [ ] shares of the Company’s Common Stock, substantially in the form of Attachment I hereto (the “Consulting Warrants”). The Consulting Warrants shall expire five (5) years from the date of the grant, include a net exercise provision (in the event of the resale of the shares of common stock underlying the Consulting Warrants are not then registered or in the event of a sale of the Company), and include the customary anti-dilution provisions covering stock splits, dividends, mergers and similar transactions. To the extent permitted by applicable laws, all warrants shall permit unencumbered transfer to CONSULTANT’s employees and affiliates and the warrants may be issued directly to CONSULTANT’s employees and affiliates at CONSULTANT’s request.

5.          Termination. This Agreement may not be terminated without an express written agreement executed by both parties or by the Company upon five (5) days prior written notice. No such termination shall affect CONSULTANT’s right to receive the Consulting Fee as provided in Paragraph 4 above and is deemed fully earned as provided in Section 4 hereof prior to the effective termination date.

6.          Indemnification. The Company will defend, indemnify, and hold harmless CONSULTANT from any claims, losses, attorneys’ fees, damages, liabilities, costs, expenses, or suits for injury to any person damage to or loss of property, or any other claim arising out of or resulting from any act or omission of CONSULTANT in CONSULTANT’s capacity as an advisor or consultant to the Company. Such right to indemnification will include the right by CONSULTANT to be paid by the Company its attorney’s fees and expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition.

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7.          Confidential Information. CONSULTANT recognizes and acknowledges that by reason of CONSULTANT’s retention by and service to the Company before, during and, if applicable, after the Term, CONSULTANT will have access to certain confidential and proprietary information relating to the Company’s businesses, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). CONSULTANT acknowledges that such Confidential Information is a valuable and unique asset of the Company and CONSULTANT covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Term, use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of CONSULTANT’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. CONSULTANT will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of CONSULTANT or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order CONSULTANT to divulge, disclose or make accessible such information. In the event of such disclosure, CONSULTANT shall give the Company advance notice of such disclosure to reasonably take action if it wishes to prevent such disclosure. All written Confidential Information (including, without limitation, in any computer or other electronic format) or oral disclosure which client indicates is confidential or CONSULTANT should reasonably know is confidential, comes into CONSULTANT’s possession during the Term shall remain the property of the Company. Except as required in the performance of CONSULTANT’s duties for the Company, or unless expressly authorized in writing by the Company, CONSULTANT shall not remove any written Confidential Information from the Company premises, except in connection with the performance of CONSULTANT’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, CONSULTANT agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in CONSULTANT’s possession.

8.          Status as Independent Contractor. The parties intend and acknowledge that CONSULTANT is acting as an independent contractor and not as an employee of the Company. CONSULTANT shall have full discretion in determining the amount of time and activity to be devoted to rendering the services contemplated under this Agreement and the level of compensation to CONSULTANT is not dependent upon any preordained time commitment or level of activity. The Company acknowledges that CONSULTANT shall remain free to accept other consulting engagements of a like nature to the engagement under this Agreement. The Company shall not be responsible for any withholding in respect of taxes or any other deductions in respect of the fees to be paid to CONSULTANT and all such amounts shall be paid without any deduction or withholding. Nothing in this Agreement shall be construed to create any partnership, joint venture or similar arrangement between the Company and CONSULTANT or to render either party responsible for any debts or liabilities of the other.

9.          CONSULTANT’s Services to Others. The Company acknowledges that CONSULTANT and its affiliates are in the business of providing services to others. Nothing herein contained shall be construed to limit or restrict CONSULTANT or its affiliates in conducting such business with respect to others or in rendering such advice to others. CONSULTANT acknowledges that the Company may hire other entities, consultants or advisors to provide services complimentary to those provided by CONSULTANT.

10.       Conflict of Interest. CONSULTANT and the Company agree that there is no conflict of interest in connection with the retention by the Company of CONSULTANT pursuant to this Agreement.

11.       Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

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12.         Binding Effect; Benefits. None of the parties hereto may assign its rights hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13.         Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company:

Neurotrope, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Attn: Robert Weinstein, CFO

Telephone:

E-mail: rweinstein@neurotropebioscience.com

With a copy to (which shall not constitute service):

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

Attention: Kenneth R. Koch & Jeffrey P. Schultz

If to CONSULTANT:

With a copy to (which shall not constitute service):

12.        Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

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13.        Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14.        Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The Parties agree that if a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree to submit the dispute to binding and non-appealable arbitration in a venue located in a mutually agreeable location in accordance with the rules of the American Arbitration Association (“AAA”), or other forum as agreed to by the parties. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Any award rendered in arbitration may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, any action by either party to obtain specific performance of any provision of this Agreement by the other party may be brought in any appropriate judicial forum. Judgment on any award of any such arbitration may be entered in the supreme court of the court having jurisdiction over the person or persons against whom such award is rendered. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in a location mutually agreeable to the Parties, on an expedited basis. If the parties cannot successfully resolve their differences through mediation, the matter will be resolved by arbitration.

15.        Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16.        Signatories. The Signatories to this Agreement have full authority to enter into and execute this Agreement for and on behalf of their respective party.

17.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Neurotrope, Inc.

By:
Name: Robert Weinstein
Title: CFO

CONSULTANT

By:
Name:
Title:

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